UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HealthWarehouse.com, Inc.
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HealthWarehouse.com Projects Consumer Sales for August 2016
to be the Highest Month in Company History
Consumer sales expected to top $900,000 or $10.8 million on an annualized basis
(CINCINNATI, OH, August 29, 2016) -– HealthWarehouse.com, Inc. (OTCQB:HEWA) announced today that it expects August 2016 to finish as the best month for consumer sales in the Company's history. Consumer sales, which include prescription and OTC products, are expected to top $900,000 for the first time ever, representing $10.8 million on an annualized basis. Based on the August 2016 forecast and actual sales through July 31, 2016, we expect the Company's revenue for the year ended December 31, 2016 will grow by nearly $3 million or 43% to over $10 million as compared to the year ended December 31, 2015.
The Company reported $1.7 million in revenue in Q3 of 2015 and sales of $7.0 million for the year ended December 31, 2015. Since its formal advertising and promotional campaign began in September 2015, sales have accelerated through local, regional and national publicity culminating in record growth of 51.2% in the Company's consumer business for the 2nd Quarter of 2016, as compared to the 2nd Quarter of 2015. In addition, the Company received the BizRate Circle of Excellence Award in 2015, putting it in the top 2.9% of more than 4,700 retailers for outstanding customer service and satisfaction.
"We continue to see unprecedented growth in the Company's consumer business. We are executing on our strategy to grow revenues with high margins while maintaining cash flow breakeven," said Daniel Seliga, Chief Financial Officer and Chief Operating Officer.
The Company is engaged in a proxy contest led by a shareholder group called Rx Investor Value Corporation (Rx Investor). Rx Investor initially proposed acquiring the Company in October 2015 for a price anticipated to be in the range of $0.16 to $0.20 per share, but did not provide evidence of financial capability. After the Board of Directors rejected the proposal as too low and not in the best interest of ALL shareholders, the shareholder group launched a proxy fight to take over 4 board seats to gain control of the Board without paying any premium to shareholders. The group has publicly stated they wish to return to the same business model that saw the Company chase low margin B2B business that was shed in 2014 as part of an overall strategy to concentrate the Company's efforts on its high margin consumer business that has proven to bear fruit in 2015 and is now accelerating in 2016.
"The shareholder group continues to omit the Company's turnaround and 2016 results from their story, as showing consumer sales growth of 51.2% in the second quarter at cash flow breakeven pokes a major hole in their argument.  Our August 2016 results show the Company continues to turn the corner and is ready for further gains in terms of revenue and cash flow performance. We believe in our shareholders, who are smart enough to see through the group's omissions. Our expected August 2016 results only further solidify the Company's belief that it has chosen the right path in separating itself from the past and focusing on a strategy that grows revenues profitably," said Lalit Dhadphale, President & CEO of HealthWarehouse.com.
Mr. Dhadphale also noted that the Company intends to hire an investment banker to explore all strategic options to maximize value for ALL shareholders, including a sale of the Company.  "The current Board's intent to hire an investment banker and to explore a sale of the Company as a way to maximize value for ALL shareholders totally refutes the group's claim that management is trying to entrench itself," stated Mr. Dhadphale.
About HealthWarehouse.com
HealthWarehouse.com, Inc. (OTCQB:HEWA) is a trusted VIPPS & Vet-VIPPS accredited online pharmacy based in Florence, Kentucky.  The Company is focused on the growing out-of-pocket prescription market, which is expected to grow to over $80 billion in 2016.  With a mission to provide affordable healthcare to every American by focusing on technology that is revolutionizing prescription delivery, HealthWarehouse.com has become the largest VIPPS accredited online pharmacy in the United States.
HealthWarehouse.com only sells drugs that are FDA-approved and legal for sale in the United States. Visit HealthWarehouse.com online at http://www.HealthWarehouse.com.

Forward-Looking Statements
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. These forward-looking statements involve risks and uncertainties that include, among others, risks related to competition, management of growth, new products, services and technologies, potential fluctuations in operating results, international expansion, outcomes of legal proceedings and claims, fulfillment center optimization, seasonality, commercial agreements, acquisitions and strategic transactions, foreign exchange rates, system interruption, inventory, government regulation and taxation, and timing of cash flows. More information about factors that potentially could affect HealthWarehouse.com's financial results is included in HealthWarehouse.com's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings. Any projections in this release are based upon the information currently available to HealthWarehouse.com, which is subject to change. Although any such projections and the factors influencing them will likely change, the Company will not necessarily update the information, other than through its normal periodic reports filed with the Securities and Exchange Commission.  Such information speaks only as of the date of this release.
Important Information Regarding the Company and Its Participants

HealthWarehouse.com has filed with the Securities and Exchange Commission and mailed to its stockholders a proxy statement in connection with the 2016 Annual Meeting, and advises its stockholders to read the proxy statement and additional soliciting materials because they contain important information.  Stockholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC at the SEC's website at www.sec.gov.  The proxy statement and these other documents may also be obtained upon request addressed to the Company at 7107 Industrial Road, Florence Kentucky 41042 or by calling the Company's proxy solicitor, D.F King & Co., Inc. toll free at 1-800-290-6431.  The Company, its directors and its executive officers may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting.  Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the proxy statement filed with the SEC on August 3, 2016.

Contact:

Lalit Dhadphale, CEO
lalit@healthwarehouse.com, (859) 444-7341